Exhibit 4.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of [•], 2019, by and among SmileDirectClub, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on the signature pages hereto (each, together with its successors, a “Stockholder” and collectively, the “Stockholders”).

As used herein, the term “Majority Holder” shall mean David B. Katzman, in his individual capacity; and in the event David B. Katzman becomes unwilling or unable to continue to fulfill his obligations hereunder, as determined in good faith by the Company’s board of directors, unless David B. Katzman is actively contesting such determination, Majority Holder shall mean Steven B. Katzman, in his individual capacity.

RECITALS

A. The Company and the Stockholders desire to secure a continuity of the management and business policies of the Company.

B. The Stockholders are holders of shares of Class A common stock, $0.0001 par value, and Class B common stock, $0.0001 par value, of the Company (the “Holder Common Shares”).

C. This Agreement, among other things, requires the Stockholders to vote all Holder Common Shares and all shares of capital stock of the Company that a Stockholder hereafter acquires or as to which a Stockholder hereafter acquires the right to exercise voting power (together, all such Holder Common Shares and other shares of capital stock of the Company referred to in this sentence, the “Shares”) in the manner set forth herein.

D. This Agreement is being entered into in exchange for a payment of U.S. $100 in cash from the Majority Holder to each Stockholder and for other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed.

THEREFORE, in consideration of the mutual promises herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Voting Arrangements. The Stockholders hereby agree that, on all matters properly submitted to a vote of stockholders of the Company at a meeting of the stockholders of the Company or through the solicitation of a written consent of the stockholders of the Company (whether of any individual class of stock or of multiple classes of stock voting together, and whether arising under the Company’s certificate of incorporation or bylaws (as the same may be amended, restated or amended and restated and in effect from time to time), the Delaware General Corporation Law (or any successor thereto) or otherwise), the Stockholders shall vote such Shares or grant a proxy with respect to such Shares as determined by the Majority Holder in his sole discretion.

2. Illustrative Examples. Matters to which the voting arrangements described in Section 1 of this Agreement are applicable include, but are not limited to, the following, which are presented here solely by way of example:

(a) Election, replacement or removal of any or all directors of the Company (each, a “Director”);

(b) Sale, lease, exchange or other disposition of all or substantially all of the Company’s assets, provided, that any distribution to the stockholders of the Company of the proceeds of such sale or disposition are made in accordance with the Company’s certificate of incorporation, as then in effect;

(c) Mergers of, or acquisitions by, the Company or its subsidiaries that are submitted for approval by stockholders of the Company; and

(d) Adoption by the Company of a rights plan or similar takeover defensive arrangements, or amendments thereof, or approval or ratification by the Company’s stockholders of any such plan or amendment adopted by the Company upon the approval of its board of directors.

3. Manner of Voting. The Stockholders each agree to hold all Shares registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (to the extent any Stockholder holds voting power with respect thereto) subject to, and to vote the Shares in accordance with, the provisions of this Agreement. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law. All of the Stockholders agree to execute any proxies or written consents required to perform their obligations under this Agreement.

4. Stock Splits, Dividends, Etc. In the event of any issuance of shares of the Company’s voting securities hereafter to a Stockholder as a result of such Stockholder’s ownership of Shares (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall automatically be deemed “Shares” hereunder.

5. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6. Securities Laws, Rules and Regulations. The Stockholders, the Company and the Majority Holder agree and understand that the Stockholders, the Company and/or the Majority Holder may become subject to the registration and/or reporting requirements, rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”) and/or any state and federal securities laws (collectively with the Exchange Act and the Securities Act, the “Securities Laws”). The Stockholders, the Company and the Majority Holder agree to use their respective commercially reasonable efforts to comply with the Securities Laws and to reasonably assist each other in complying with the Securities Laws in a timely and prompt manner. Such compliance may include, for example and without limiting the foregoing, the filing and updating and maintaining of Schedule 13G and/or Schedule 13D under the Exchange Act. In furtherance thereof, the Stockholders shall notify the Majority Holder at least three business days prior to any transaction (including purchase, sale, pledge or hedge) with respect to the Shares.

7. Majority Holder’s Liability. The Majority Holder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Majority Holder may do or refrain from doing in good faith, nor shall the Majority Holder have any accountability hereunder, except for his own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Majority Holder’s acts pursuant to his rights and powers as the Majority Holder, such acts shall be deemed reasonable and in the best interests of the Stockholders unless proved to the contrary by clear and convincing evidence.

8. Consideration. In connection with this Agreement and as consideration for the obligations of the Stockholders hereunder, the Majority Holder shall pay (by check, cash or other valid consideration) to each Stockholder the sum of U.S. $100.

9. Termination. This Agreement shall terminate:

(a) upon the liquidation, dissolution or winding up of the business operations of the Company;

(b) upon the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

(c) in the sole discretion of the Majority Holder, upon the express written consent of the Majority Holder (which he shall be under no obligation to provide); or

(d) Upon the earlier of (i) the ten-year anniversary of the consummation of an initial public offering of shares of the Company’s Class A common stock or (ii) the date on which the shares of Class B common stock held by the Stockholders and their permitted transferees represent less than 15% of the Class B common stock held by the Stockholders and their permitted transferees as of immediately following the consummation of an initial public offering of shares of the Company’s Class A common stock.

10. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company, the Stockholders and the Majority Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or the respective successors and assigns of the Company, the Stockholders and the Majority Holder any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except for an assignment by the Company (i) by operation of law, or (ii) in connection with an acquisition, consolidation or merger of the Company or sale of all or substantially all of the Company’s assets (which shall be permitted with only the written consent and notice of the Company), this Agreement may not be assigned without the written consent of the Majority Holder, the Company and the Stockholders.

11. Amendments and Waivers. Any term hereof may be amended or waived only with the written consent of the Stockholders holding a majority of the Shares held by the Stockholders and the Majority Holder, except where such amendment or waiver shall materially negatively alter the rights or obligations of the Company hereunder, in which case any such amendment or waiver shall also require the written consent of the Company. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Company, the Majority Holder and the Stockholders, and each of the respective successors and assigns to the Company or the Majority Holder.

12. Notices. Notwithstanding anything to the contrary contained herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient and received on the earlier of (a) the date of delivery, when delivered personally, by overnight mail, courier or sent by electronic mail (e-mail) or fax, or (b) forty-eight hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, e-mail address or fax number as set forth on Annex A hereto, or as subsequently modified by written notice. Any electronic mail (e-mail) communication shall be deemed to be “in writing” for purposes of this Agreement.

13. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

14. Governing Law; Jurisdiction; Venue.

(a) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. In addition, each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, and (iv) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Each party hereto hereby consents to service of process being made through the notice procedures set forth in Section 12 of this Agreement and agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the parties’ respective addresses set forth on the signature page hereto shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Executed signatures to this Agreement may be delivered by any electronic means and any such electronically delivered signatures shall be deemed equivalent to manually executed signatures.

16. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and year written above.

The Company

SmileDirectClub, Inc.

By:
David B. Katzman
Chief Executive Officer and Chairman

Stockholders

David B. Katzman

By:
David B. Katzman

DBK Investments, LLC

By:
David B. Katzman
Manager

David B. Katzman 2018 Irrevocable Trust

By:
South Dakota Trust Company LLC
Trustee

David B. Katzman 2009 Family Trust

By:
Steven B. Katzman
Trustee

Jordan M. Katzman 2018 Irrevocable Trust

By:
South Dakota Trust Company LLC
Trustee

Jordan M. Katzman Revocable Trust

By:
Jordan M. Katzman
Trustee

JM Katzman Investments, LLC

By:
Jordan M. Katzman
Manager

Jordan M. Katzman

By:
Jordan M. Katzman

Alexander J. Fenkell 2018 Irrevocable Trust

By:
Alexander J. Fenkell
Trustee

Alexander Fenkell Revocable Trust

By:
Alexander J. Fenkell
Trustee

Alexander J. Fenkell

By:
Alexander J. Fenkell

Steven B. Katzman

By:
Steven B. Katzman

Annex A

Notice Information